Exhibit 99.1

RF Monolithics, Inc. Receives NASDAQ Capital Market Listing Approval

DALLAS--(BUSINESS WIRE)--December 30, 2008--RF Monolithics, Inc.’s (NASDAQ:RFMI) (“RFM” or the “Company”), a leader in machine-to-machine (M2M) wireless communications, today reported that it has received approval from NASDAQ to transfer the listing of its common stock from The NASDAQ Global Market to The NASDAQ Capital Market, effective at the opening of the market on Wednesday, December 31, 2008.

The NASDAQ Capital Market is a continuous trading market that operates in substantially the same manner as The NASDAQ Global Market. The NASDAQ Capital Market includes the securities of approximately 550 companies. RFM's trading symbol will remain "RFMI" and trading of the Company's common stock will be unaffected by the transfer.

RFM believes it is currently in compliance with all the Capital Market listing requirements except for the minimum $1 closing bid price. Previously, the Company received a deficiency letter from NASDAQ that it did not meet the minimum $1 closing bid price rule. Subsequently, NASDAQ suspended the enforcement of the rules requiring a minimum closing bid and RFM remains at that same stage of the process with respect to these rules.

RFM received notification on December 23, 2008 that the suspension will remain in effect through April 20, 2009, and therefore the Company’s new qualifying date for compliance with the bid price requirement should be in October 2009. The Company can regain compliance, either during the suspension or during the compliance period resuming after the suspension, by achieving at least a $1 closing bid price for a minimum of 10 consecutive trading days.

About RFM

RF Monolithics, Inc., headquartered in Dallas, Texas, is a provider of solutions-driven, technology-enabled wireless connectivity for a broad range of wireless applications—from individual standard and custom components to modules for comprehensive industrial wireless sensor networks and machine-to-machine (M2M) technology. For more information on RF Monolithics, Inc., please visit the Company’s website at http://www.RFM.com.

Forward-Looking Statements:

This news release contains forward-looking statements, made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Statements of the plans, objectives, expectations and intentions of RFM and/or its wholly-owned subsidiaries (collectively, the “Company” or “we”) involve risks and uncertainties. Statements containing terms such as “believe”, “expect”, “plan”, “anticipate”, “may” or similar terms are considered to contain uncertainty and are forward-looking statements. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our mission and vision, future financial and operating results, and benefits of our acquisitions. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to economic conditions as related to our customer base, the ability to integrate acquisitions and alliances as planned, successful transition to a fabless business model, the highly competitive market in which we operate, rapid changes in technologies that may displace products sold by us, declining prices of products, our reliance on distributors, delays in product development efforts, uncertainty in consumer acceptance of our products, and changes in our level of sales or profitability, as well as the other risks detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended August 31, 2008. We do not assume any obligation to update any information contained in this release.

CONTACT:
PR Financial Marketing, LLC
Jim Blackman, 713-256-0369
jim@prfmonline.com
or
RFM
Carol Bivings, 972-448-3767
Director Investor Relations
bivings@rfm.com